UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On July 9, 2012, Trans World Entertainment Corporation (the “Company”) announced that it had appointed John Anderson as acting Chief Financial Officer and Principal Accounting Officer, effective July 9, 2012.

          Mr. Anderson, age 43, has served in positions of increasing responsibility at Trans World for over 18 years, most recently serving as Controller. As acting Chief Financial Officer, Mr. Anderson will lead Trans World Entertainment’s financial planning and financial reporting divisions.

          In connection with his appointment as the Company’s acting Chief Financial Officer, Mr. Anderson will receive an initial base salary of $190,000 per annum. For fiscal year 2012, Mr. Anderson will be eligible for a bonus of between 0% and 50% of his salary depending on the Company achieving certain EBITDA targets. Mr. Anderson will be eligible to participate in the Company’s Executive Incentive Program for later years.

          Effective on July 9, 2012, Tom Seaver will no longer serve as Chief Financial Officer. Mr. Seaver, age 47, has served as Chief Financial Officer of the Company since November 2011.

          On July 9, 2012, the Company issued a press release announcing the appointment of Mr. Anderson as acting Chief Financial Officer and the departure of Mr. Seaver, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8–K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated July 9, 2012.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2012	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ Michael Honeyman

Name: Michael Honeyman
		Title:	President and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated July 9, 2012.